Exhibit 10.21

Staffing Agreement Between
M.T. Marketing Int. Corp (DBA M.T Ultimate)
45 Main street suite 617 Brooklyn NY 11206

               And

          CABS Nursing Home
          270 Nostrand Ave.
          Brooklyn, NY 11206

July 9th, 2003

MT Ultimate Healthcare Staffing will endeavor provides hospitals, nursing homes, and other medical facilities with professionals, such as Registered Nurses, Licensed Practical Nurses, Nurse Technicians and Certified Nurses Aides.

MT Ultimate to provide CABS Nursing Home with (RNs) Registered Nurses and (LPNs) Licensed Practical Nurses, (here after referred to as staff members), and will guarantee the following:

That all MT supplemental staff personnel provided to CABS Nursing Home will possess the requisite certification and demonstrate they have been verified and documented:

     (a) Current License verified in person and with the office of personnel credentials in New York State

     (b) Evidence of Professional liability Insurance Policy of $1,000,000/ $5,000,000

     (c) Professional references and competency skills checklist of nursing in a clinical area of specialization

     (d) Proof of Basic Cardiac life support (BCLS), proof of Advanced Cardiac Life Support (ACLS) certification for all critical nurses.

     (e) Annual medical report indicating satisfactory health status, including Immunization for communicable disease such as Hepatitis B, Mumps, measles, Rubeola and Tuberculosis.

     (f) Annual in service classes to assure compliance with State and Federal Regulatory agency standard such as OSHA, infection control, JACHO and HIPAA.

     (g)  Proof  of  identity,  and  Nurse  referral  photo  ID  card.

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SHIFT CANCELLATIONS:
--------------------

MT Ultimate and CABS Nursing Homes agree that each can cancel its commitment to provide staff members, with out charge or penalty, by providing such notice at least (2) two hours in advance of the time at which such staff member was scheduled to begin providing services. If CABS cancels a staff member CABS shall be Liable for (4) four hours payment at current rate.

MT Ultimate agrees to adopt CABS' holiday schedule rates which is billed at a time and half: New Years Day (1) Memorial Day (2) Independence Day (3) Columbus Day (4) Labor Day (5) Thanksgiving Day (6) Christmas Day (7) and any other day CABS set aside as holidays.

BILLING/PAYMENT

MT Ultimate will bill CABS Nursing Home on a weekly circle of Monday through Saturday; payment is due from the date of invoice.

ORIENTATION POLICY

CABS Nursing Home will not be billed for the orientation of each of the staff member.

RECRUITMENT BY CABS

If CABS Nursing Home desires to hire as its employee any staff members provided to it by MT Ultimate, CABS Nursing agrees to a mutual arrangement for replacement at No cost.

Renewal and Cancellation of Contract:

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CABS Nursing Home reserves the right to renew or cancel this contract with (20)
twenty days prior written notice. Any hourly rate increase by M.T Ultimate requires (20) twenty days prior notification by certified mail, return receipt requested or delivered personally or overnight delivery.

Compliance with New York State Health Requirements:

Each of the parties shall comply with those provisions of chapter V of Title 10 of the New York Codes, Rules and regulations which are binding on that party under the State of New York, Notwithstanding any other provisions in this contract, the facility remains responsible for ensuring that any service provided pursuant to this contract complies with all pertinent provisions of Federal, State and Local Statutes, rules and regulations.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on this day May 9, 2003.

M.T ULTIMATE HEALTHCARE            CABS NURSING HOME

/s/ MacDonald Tudeme               /s/ Mr. Basil Douglas
--------------------               -----------------------
President                          Director of Nursing


5/9/03                             5/9/03


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         M.T Ultimate Healthcare Staffing
        Rate Sheet For CABS Nursing Homes

RN            $37.00 Per Hour

LPN           $27.50 Per Hour @ 36.25 Hrs per week 7.25 hrs

Nurse Tech.   $22.00 Per Hour

This information is based on our discussion with Mr. Basil Douglas, CABS Director of Nursing.

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